Exhibit 99.1

Contact

Will James, Vice President

Corporate Development & Investor Relations

will.james@mrcpvf.com

832-308-2847

Ken Dennard, Managing Partner

Dennard Rupp Gray & Lascar, LLC

ksdennard@drg-l.com

713-529-6600

MRC GLOBAL INC. ANNOUNCES FIRST QUARTER

2012 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON — April 20, 2012 — MRC Global Inc. (NYSE:MRC) announced today that it will release its first quarter 2012 results on Friday, May 4, 2012 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Monday, May 7, 2012 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global First Quarter 2012 Earnings Conference Call

When:	Monday, May 7, 2012 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone — By dialing 480-629-9692 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet — By logging onto the web at the address below

Where:	http://www.mrcpvf.com

For those who cannot listen to the live call, a replay will be available through May 14, 2012 and may be accessed by dialing (303) 590-3030 and using pass code 4533752#. Also, an archive of the webcast will be available shortly after the call at www.mrcpvf.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcpvf.com.

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